EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

Fidelity Holdings, Inc.
New York, New York

      We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-3 of our report dated March 20, 1999 relating to the financial statements of Fidelity Holdings, Inc., and our report dated March 20, 1999, relating to the financial statements of Major Chevrolet and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                   BDO Seidman, LLP

New York, New York
January 18, 2000